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                                    Exhibit 5

                                 BRYAN CAVE LLP
                       ONE METROPOLITAN SQUARE, SUITE 3600
                         ST. LOUIS, MISSOURI 63102-2750
                                 (314) 259-2000
                            FACSIMILE: (314) 259-2020

Washington, D.C.                                                London, England
New York, New York                                   Frankfurt Am Main, Germany
Kansas City, Missouri                                      Riyadh, Saudi Arabia
Overland Park, Kansas                                       Kuwait City, Kuwait
Phoenix, Arizona                                    Dubai, United Arab Emirates
Los Angeles, California                                               Hong Kong
Santa Monica, California                           Affiliated Office In Beijing
Irvine, California

                                 August 2, 1995

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

         We have acted as counsel to Everest & Jennings International Ltd., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, by means of a registration statement on Form S-8 (the "Registration Statement"), of the 350,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), which may be purchased pursuant to the Company's 401(k) Savings & Investment Plan (the "Plan") and an indeterminate number of interests in the Plan (the "Interests").

         As counsel for the Company, we have examined such corporate records of the Company and such other instruments and considered such other matters of law as we deemed necessary for the purposes of this opinion. On the basis of the foregoing, we are of the opinion that the Shares and Interests have been duly and validly authorized for issuance, and when issued, delivered and paid for in accordance with the Plan, the Shares and the Interests will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  /S/ BRYAN CAVE LLP

                                  BRYAN CAVE LLP